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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------


                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of Earliest Event Reported):
                                January 3, 2000


                      BERINGER WINE ESTATES HOLDING, INC.
            (Exact Name of Registrant as Specified in Its charter)


              DELAWARE                                68-0370340
              --------                                ----------
    (State or Other Jurisdiction of       (IRS Employer Identification No.)
             Incorporation)


                               610 Airpark Road
                                P.O. Box 4500
                            Napa, California 94558
         (Address of Principal Executive Office, Including Zip Code)


                                 707-259-4500
             (Registrant's Telephone Number, Including Area Code)


                                Not applicable
        (Former Name or Former Address, if Changed Since Last Report)
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Item 5. Other Events. Beringer Wine Estates announced on January 3, 2000 that we had reached a definitive agreement to sell the Napa Ridge brand asset and inventory to the Bronco Wine Company, Ceres, California for approximately $40 million in cash. The sale includes the Napa Ridge trademarked brand name and all labelled cased goods in inventory. No winery facility, vineyard holdings or other real estate will be included. The sale was completed on January 7, 2000.


The sale of the Napa Ridge brand will produce a one-time gain during the third quarter of fiscal 2000. Excluding this one-time gain, the transaction will be neutral to slightly dilutive to our earnings in the near term. Incremental wine supply and production capacity will be used to support other brands in our portfolio. For the current fiscal year to date, Napa Ridge sales represented less than five percent of our total revenues.

This Form 8-K contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including the anticipated impact on earnings in the near term and whether the incremental wine supply and production capacity can be used to support other brands in our portfolio. For further details and a discussion of the risks and uncertainties of the company's business, refer to our other filings with the Securities and Exchange Commission, including our most recent Form 10-Q dated November 11, 1999, Form 10-K dated September 28, 1999 and Annual Report for the fiscal year ended June 30, 1999. The forward-looking statements represent our judgment as of the date of this Form 8-K. We disclaim any intent or obligation to update our forward-looking statements. Actual results may differ materially and adversely from those anticipated, believed, estimated or otherwise indicated.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the following authorized officer.

                                           BERINGER WINE ESTATES HOLDINGS, INC.


                                           By /s/ Peter F. Scott
Date: January 11, 2000                     Peter F. Scott
                                           Executive Vice President
                                           and Chief Financial Officer